Exhibit 10.1
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE THE INFORMATION IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

May 1, 2024

Roualet Global LLC
[***]

Re:    Consulting Agreement

Dear Mark:

This letter agreement (“Agreement”) confirms the contractual arrangement between General Dynamics Corporation (“General Dynamics”) and you (“you” or “your”) (individually referred to as a “Party” and collectively referred to as the “Parties”) as set forth below. Danny Deep will be your primary point of contact at General Dynamics for services requested under this Agreement, for submitting invoices for payment, and for any questions about the Agreement.

1.Services to be Rendered

General Dynamics retains you, and you agree, to complete special duties related to operational matters as assigned, [***], and other operational consulting services as assigned, to include conference calls, telephone calls, and occasional in-person meetings at General Dynamics or affiliate or third-party locations (hereinafter referred to as “Services”). The Services will be performed solely by you. For purposes of rendering the Services, during the Term of the Agreement, you may continue to use your General Dynamics email, and device(s). We have no objection to you retaining your mobile number post agreement term.

The Services shall not generally include any communication or appearance by you on behalf of General Dynamics before any representative of the Executive Branch or any Member, officer, or employee of the U.S. Congress.

2.Term of Agreement and Termination

This Agreement shall be effective as of the date above for a period expiring on December 31, 2024 (the “Term”) provided that either Party can earlier terminate the Agreement by giving the other Party at least 30 days’ prior written notice of the termination.

Prior written notice is not required and the Agreement shall terminate immediately upon written notice if either Party breaches the terms or conditions of this Agreement, or if a representation, warranty or covenant set forth in Section 9 becomes untrue in whole or in part. Notwithstanding the foregoing, your obligations under Sections 5 and 11 of this Agreement shall survive the expiration and/or termination of this Agreement.

Exhibit 10.1

3.Fee and Expenses; Invoices

In consideration for the Services and the fulfillment of the terms and conditions of this Agreement, General Dynamics shall pay you a monthly fee of $36,500.00 through December 31, 2024. In addition, General Dynamics shall pay you reasonable expenses for out-of-town travel pre-approved by General Dynamics, which expenses will include reasonable and necessary airfare, auto rental charges, food, and lodging, etc. Except for the pre-approved travel expenses noted above, you agree that you are solely responsible for payment of any costs or expenses incurred by you in the course of performing the Services. You may accompany any GD employee on corporate aircraft with prior approval in accordance with Corporate Policy 07-106. You may use a corporate driver when attending events associated with support to GD if pre-approved.

For any month in which you perform Services, General Dynamics will pay you in accordance with our customary practices. Expenses shall be supported by receipts. Any charges for company approved expenses will be charged to your corporate AMEX card when practical. Any charges will be processed by General Dynamics. The AMEX card will be used exclusively for GD related business expenses.

4.Place of Work; Supplies, Equipment, and Operating Costs

As an independent contractor, you retain control over the manner and means by which you provide the Services to General Dynamics, provided, however, that General Dynamics retains sole discretion to determine the objectives of the Services, the General Dynamics’ personnel that you will communicate with for the provision of Services, completion deadlines, and whether the Services have been provided by you in a satisfactory manner. You are not required to work any fixed schedule and can set your own hours. With the exception of periodic in-person meetings, you will not report to work or maintain a dedicated office space at any of General Dynamics’ facilities; however, when onsite you will have the use of a guest office. Also, except as noted in this Agreement, you are expected to provide, at your own cost, any offsite workspace or any other supplies or equipment needed to render the Services. General Dynamics shall not be charged for any operating costs, overhead costs or other normal business expenses incurred by you in performing the Services.

5.Confidential Information and Return of Property

Any information that General Dynamics provides to you or that you obtain in the course of this Agreement regarding General Dynamics’ financial or business objectives, program or product plans, manufacturing lines, profit margins, costs or pricing, operations, strategies, technology, processes, and know-how that is not generally known by individuals not employed by General Dynamics shall be considered “Confidential Information.”

Subject to Section 10, you agree (i) that you shall not use or disclose Confidential Information for any purpose other than for the sole and exclusive benefit of General Dynamics and its subsidiaries; (ii) that all Confidential Information shall remain General Dynamics’ property; and (iii) that you will not disclose such information to any third party without General Dynamics’ prior express written approval, during or after the Term or any extension of the Term. You specifically agree that you will not, during or after the Term or any extension of the Term, undertake any activity that would inevitably require you to use for the

Exhibit 10.1
benefit of any other person or entity any Confidential Information that General Dynamics provided to you in the course of the performance of this Agreement.

Upon the request of General Dynamics or the conclusion of this Agreement, whichever is earlier, you will promptly return to General Dynamics all General Dynamics Property (as defined herein) provided to or obtained by you in the course of this Agreement. For the purposes of this Agreement, General Dynamics Property means any thing which has been produced, generated, created, provided, made available or itemized in whatever form (including originals, copies, computer files and other electronic data) by General Dynamics or you in the course of General Dynamics’ business and operations, or that otherwise belongs to General Dynamics, including but not limited to computers, files, programs, land-line, access cards, documents, records, notes, data, proposals, tabulations, tapes, disks, planning, forecasts, processes, drawings, and specifications. You further agree to cooperate with General Dynamics to ensure that, subject to any litigation retention directive applicable to you, all property of General Dynamics is permanently deleted from any personal computer, PDA, cloud or other electronic or storage device or personal e-mail account upon the request of General Dynamics during the course of this Agreement or any time thereafter.

6.Rights of Work Product

A.You agree that, except as provided in Sub-Paragraph (B) of this Section 6, all intellectual property, including but not limited to all deliverables, writings, documents, data, video recordings, audio recordings, electronic recordings, and other materials that you make (or participate in making), conceive, discover or develop at any time as a result of or in connection with your performance of the Services or exposure to any Confidential Information pursuant to this Agreement, in any and all media or forms of expression, together with any associated improvements, technology, designs, ideas, processes, techniques, know-how and data, whether or not patentable, patents, copyrights, trademarks and trade secrets (collectively, the “Work Product”) shall be the sole and exclusive property of General Dynamics. If by operation of law or any other reason any of the Work Product, including all related intellectual property rights, is not deemed to be a work for hire or is not otherwise owned in its entirety by General Dynamics automatically upon creation thereof, then you hereby assign to General Dynamics, without additional consideration, all right, title, and interest in and to such Work Product, including all related intellectual property rights. To the extent, if any, that this Paragraph does not provide General Dynamics with full ownership, right, title, and interest throughout the world in and to the Work Product, you irrevocably agree to grant, and do hereby grant, General Dynamics an exclusive, perpetual, irrevocable, transferable, unlimited, fully paid-up, royalty-free, worldwide license to make, have made, use, reproduce, market, modify, make derivative works from, publicly perform, publicly display, offer to sell, sell or otherwise exploit such Work Product, with the right to sublicense each and every such right.

B.You shall retain your intellectual property rights incorporated into the Work Product solely and only to the extent such intellectual property rights were (i) developed by you prior to the development of the Work Product, (ii) conceived and reduced to practice by you entirely on your own time without using equipment, supplies, facilities, trade secrets or Confidential Information of General Dynamics, or (iii) licensed to you by a third party (collectively, “Contractor IP”). Prior to incorporating any Contractor IP into any Work Product, you must disclose any such Contractor IP to General Dynamics, in writing; failure to provide such disclosure shall result in such Contractor IP being deemed Work Product. You further agree that if, in the course of

Exhibit 10.1
performing the Services, you incorporate any Contractor IP into any Work Product, you hereby grant General Dynamics a nonexclusive, fully paid-up, royalty-free, perpetual, irrevocable, worldwide, sublicensable, transferable license under all of your intellectual property rights in and to any such Contractor IP incorporated into Work Product.

7.Notices and Reports

All notices under this Agreement shall be in writing, shall comply with this Section, and shall be deemed to have been given at the time transmitted by e-mail, by overnight express mail, by personal delivery, or three days after being deposited in the United States mail enclosed in a registered or certified postage prepaid envelope and addressed to the address of the other Party in accordance with this Section.

Roualet Global LLC
[***]

To General Dynamics Corporation:
General Dynamics Corporation
Attention: Christine Mueller, Legal Department
11011 Sunset Hills Road
Reston, VA 20190

Each Party is responsible to notify the other Party promptly in the event of any change of address or other relevant contact information that would affect notices and disclosures under this Agreement.

8.Nature of Relationship; Taxes

You acknowledge and agree that, at all times, you shall be an independent contractor, and nothing herein creates or shall be construed to create or imply any employer-employee, principal-agent, partnership, joint venture, or other relationship between you and General Dynamics or any of its subsidiaries or affiliates. You shall hold no authority, express or implied, to obligate General Dynamics, its subsidiaries or affiliates, or make representations on their behalf and shall make no representation to others to the contrary.

Other than those benefits that you are vested in as a result of your former employment with General Dynamics Corporation and/or any of its affiliates, you are ineligible for and cannot participate in any insurance, pension, retirement, health, welfare, or other benefit plan or program in which employees participate. You are solely responsible for providing workers’ compensation, unemployment insurance, or other insurance that may be required for you in order for you to perform the Services under this Agreement.

General Dynamics shall issue you a Form 1099 for the fees paid to you for performing the Services. You are solely responsible for payment of all taxes arising out of your activities in connection with this Agreement, including, without limitation, federal and state income taxes, social security taxes, unemployment insurance taxes, and any other taxes or business license fees as required. General Dynamics shall not be responsible for withholding any income or taxes on your behalf and you further agree to indemnify, defend and hold General Dynamics harmless from and against any claims or action arising out of or relating to your failure to withhold or pay such taxes on your behalf.

Exhibit 10.1

9.Representations, Warranties and Covenants

As of the date hereof, and at all times during the Term or any extension of the Term, you represent, warrant and covenant that: (i) all Services will be performed by you in a professional and competent manner; (ii) except as expressly permitted in Section 10, you will not communicate with anyone outside of General Dynamics about the Services without obtaining our prior authorization; and (iii) you are not subject to any agreement, obligation, or conflicting role that would prevent General Dynamics from receiving the full benefit of your Services.

Nothing in this Agreement prohibits you from performing services for others during the Term of this Agreement, provided that such services do not create a conflict of interest or otherwise interfere with your provision of the Services under this Agreement.

You shall immediately notify General Dynamics in writing should you become aware that one or more of the representations, warranties or covenants set forth above is or has become untrue in any respect during the term of this Agreement.

10.Permitted Disclosures

Nothing in this Agreement shall prohibit you from filing a charge or complaint with, reporting possible violations to, or participating or cooperating with the Department of Justice, the Securities and Exchange Commission, Congress, the Inspector General, or any other government agency, nor does anything in this Agreement prohibit you from making other disclosures that are protected under the provisions of any federal, state or local law or regulation. In addition, this Agreement does not prohibit you from disclosing Confidential Information in any of the following circumstances: (i) where disclosure is required by a court order or subpoena; (ii) where disclosure is necessary in the course of a lawsuit or legal proceeding regarding this Agreement; (iii) in connection with your filing a charge or complaint with a governmental agency; or (iv) in connection with your participating, cooperating, or testifying in any investigation or proceeding that is conducted under the Sarbanes-Oxley Act or before a legislative body or other governmental agency. As soon as you believe you may have to disclose Confidential Information under the circumstances of Sections 10(i) or 10(ii), you agree to promptly notify General Dynamics’ General Counsel of the substance and circumstances of the disclosure (unless prohibited by law) so that General Dynamics can take timely action to protect its interests. You do not need the prior authorization of General Dynamics to make any reports or disclosures under the circumstances of Sections 10(iii) or 10(iv), and you are not required to notify General Dynamics that you have made such reports or disclosures. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, you shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made to your attorney in relation to a lawsuit for retaliation against you or reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

Exhibit 10.1
11.Indemnification

You shall indemnify, defend and hold General Dynamics harmless from and against all expenses, costs, damages, liabilities and losses (including without limitation reasonable attorneys’ fees) incurred by General Dynamics in connection with any claim, investigation, demand, action, suit or proceeding (whether civil, criminal, administrative or investigative) arising out of or resulting from (i) any breach by you of a representation, warranty, covenant or promise set forth in this Agreement, (ii) any act or omission by you in the performance of the Services, and (iii) your negligence, bad faith or willful misconduct in the performance or non-performance of the Services.

General Dynamics agrees to indemnify you and hold you harmless from and against all expenses, costs, damages, liabilities and losses (including without limitation reasonable attorneys’ fees) incurred by you in connection with any claim, investigation, demand, action, suit or proceeding (whether civil, criminal, administrative or investigative) arising out of or resulting from your provision of Services, except where such expenses, costs, damages, liabilities and losses arise from (i) any breach by you of a representation, warranty, covenant or promise set forth in this Agreement, (ii) any act or omission by you in the performance of the Services, and (iii) your negligence, bad faith or willful misconduct in the performance or non-performance of the Services.

12.Miscellaneous

A.This Agreement sets forth the entire understanding of the Parties regarding the subject matter hereof and merges and supersedes any prior or contemporaneous agreements and understandings between the Parties pertaining to the subject matter hereof. This Agreement may not be modified except by written agreement signed by the Parties.

B.Failure of a Party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such Party nor to in any way affect the validity of this Agreement or such Party’s right thereafter to enforce any provision of this Agreement.

C.This Agreement shall not be assignable to any other person or entity absent the consent of the other Party except that General Dynamics has the right to assign this Agreement to any of its affiliates, subsidiaries, and successors.

D.If any provision of this Agreement is held to be invalid, void or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement, and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

E.This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to conflict of laws principles, and each Party hereby submits to the nonexclusive jurisdiction of the state and federal courts of Virginia for purposes of all legal proceedings arising out of or relating to this Agreement and the Services contemplated hereby.

Exhibit 10.1
F.Except as permitted under Section 10 of this Agreement, you shall not make any public statement relating to this Agreement, any work done under this Agreement, or any of the transactions contemplated by this Agreement without obtaining the prior express written approval of a duly authorized representative of General Dynamics.

If the foregoing clearly sets forth our understanding, please sign the Agreement and return it to me for my counter signature.

Sincerely,

General Dynamics Corporation

By:     /s/ Shane Berg
Shane Berg
Senior Vice President, Human Resources & Administration

Accepted and agreed this 18th day of March, 2024:

By:    /s/ Mark C. Roualet
    Mark C. Roualet